                                                                    EXHIBIT 99.1

(CENTRAL PARKING CORPORATION LOGO)
                                                                            NEWS

             2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TN 37212
                       (615) 297-4255 FAX: (615) 297-6240





Investor Contact:    Jeff Heavrin
                     Senior Vice President and Chief Financial Officer
                     Central Parking Corporation
                     (615) 297-4255
                     jheavrin@parking.com


                       CENTRAL PARKING CORPORATION REPORTS
                          FISCAL THIRD QUARTER RESULTS

NASHVILLE, Tenn. (Aug. 3, 2005) - Central Parking Corporation (NYSE:CPC) today announced earnings from continuing operations for the third quarter ended June 30, 2005, of $5.3 million, or $0.14 per fully diluted share, compared with $6.6 million, or $0.18 per fully diluted share, earned in the third quarter of the previous fiscal year. Earnings from continuing operations for the quarter were reduced by pre-tax property-related losses of $3.3 million, which included $2.8 million in charges resulting from the renegotiation of an unprofitable lease, partially offset by a gain of $2.1 million from the sale of real estate. The lease, which had operating losses of approximately $700,000 in fiscal 2004 and a term through 2013, is now profitable under the renegotiated terms.

         Net earnings for the third quarter of fiscal 2005 were $4.9 million, or $0.13 per fully diluted share, compared with net earnings of $6.0 million, or $0.16 per fully diluted share, in the quarter ended June 30, 2004. Total revenues for the quarter increased 6.6% to $310.5 million, while revenues excluding reimbursed management expenses declined 3.6% to $171.3 million.

         Earnings from continuing operations for the nine months ended June 30, 2005, were $17.6 million, or $0.48 per fully diluted share, compared with $18.8 million, or $0.52 per share in the year-earlier period. Net earnings for the first nine months of fiscal 2005 were $14.6 million, or $0.40 per diluted share, compared with $17.9 million, or $0.49 per fully diluted share, in the year-earlier period. Total revenues increased 4.2% to $907.7 million, while revenues excluding reimbursed management expenses declined 4.3% to $508 million.

         "The results for the third quarter were consistent with our expectations," said Monroe J. Carell, Jr., Chairman and Chief Executive Officer. "Operating fundamentals were positive for the quarter, with a net increase in new locations and same-store-sales growth of 1.9 percent. We also made further progress in lowering debt during the quarter as cash flow from operations and proceeds from property sales were used to reduce indebtedness by $8.7 million.

         "Net earnings for the quarter were negatively affected by approximately $1.1 million in costs related to the Company's Sarbanes Oxley compliance initiative, approximately $800,000 in costs related to the terminated discussions regarding the potential sale of the Company and approximately $200,000 in severance costs. Third quarter earnings also were reduced by the successful renegotiation of an unprofitable lease (described above) as we continued our efforts to improve future operating results.


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
CPC Reports Fiscal Third Quarter Results
Page 2
Aug. 3, 2005


         "Due primarily to the previously announced sale of a leasehold interest in a garage at 839 Sixth Avenue in New York City, which will result in an after-tax property-related gain in the Company's fourth fiscal quarter of approximately $23 million, or $0.62 per diluted share, we are revising our earnings guidance for continuing operations, including property-related gains or losses, for fiscal 2005, to a range of $1.15 to $1.25 per share," Carell concluded.

         A conference call regarding this release is scheduled tomorrow, August 4, 2005, beginning at 10:00 a.m. (ET). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and rebroadcast of the call at www.parking.com or www.earnings.com.

        Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. As of June 30, 2005 the Company operated more than 3,400 parking facilities containing more than 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain, Greece and Italy.


        This press release contains historical and forward-looking information. The words "guidance," "expect", "expects,' "expected," expectations," "estimates," "anticipates," "guidance," "goal," "outlook," "assumptions," "intend," "plan," "continue to expect," "should," "believe," "project," "objective," "outlook," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.

        Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2004, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Securities and Exchange Commission and other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.



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
Central Parking Reports Fiscal 2005 Third Quarter Results
Page 3
Aug. 3, 2005



                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


Amounts in thousands, except per share data
                                                                      QTD ENDED JUNE 30,             YTD ENDED JUNE 30,
                                                                     2005           2004            2005            2004
                                                                  ---------       ---------       ---------       ---------
Revenues:
  Parking                                                         $ 139,356       $ 145,661       $ 416,603       $ 436,547
  Management contracts                                               31,933          31,957          91,477          94,612
                                                                  ---------       ---------       ---------       ---------
                                                                    171,289         177,618         508,080         531,159
  Reimbursement of management contract expenses                     139,163         113,590         399,585         340,149
                                                                  ---------       ---------       ---------       ---------
    Total revenues                                                  310,452         291,208         907,665         871,308

Costs and expenses:

  Cost of parking                                                   124,798         131,655         378,726         393,873
  Cost of management contracts                                       12,524          13,208          42,815          41,334
  General and administrative                                         20,412          17,598          60,160          53,693
                                                                  ---------       ---------       ---------       ---------
                                                                    157,734         162,461         481,701         488,900
  Reimbursed management contract expenses                           139,163         113,590         399,585         340,149
                                                                  ---------       ---------       ---------       ---------
    Total costs and expenses                                        296,897         276,051         881,286         829,049
Property-related (loss) gains, net                                   (1,171)          1,462          15,464           5,997
                                                                  ---------       ---------       ---------       ---------
    Operating earnings                                               12,384          16,619          41,843          48,256

Other income (expenses):
  Interest income                                                     1,177           1,217           3,361           3,642
  Interest expense                                                   (4,303)         (4,834)        (14,217)        (15,235)
  Equity in partnership and joint venture earnings                      (93)           (402)           (545)         (2,389)
                                                                  ---------       ---------       ---------       ---------
Earnings from continuing operations before minority interest
  and income taxes                                                    9,165          12,600          30,442          34,274
Minority interest                                                      (475)           (833)         (1,183)         (2,595)
                                                                  ---------       ---------       ---------       ---------

Earnings from continuing operations before income taxes               8,690          11,767          29,259          31,679
Income tax expense                                                   (3,411)         (5,156)        (11,709)        (12,877)
                                                                  ---------       ---------       ---------       ---------
  Earnings from continuing operations                                 5,279           6,611          17,550          18,802
                                                                  ---------       ---------       ---------       ---------

  Discontinued operations, net of tax                                  (399)           (643)         (2,925)           (904)
                                                                  ---------       ---------       ---------       ---------

  Net earnings                                                    $   4,880       $   5,968       $  14,625       $  17,898
                                                                  =========       =========       =========       =========

Basic earnings (loss) per share:
  Earnings from continuing operations                             $    0.14       $    0.18       $    0.48       $    0.52
  Discontinued operations, net of tax                                 (0.01)          (0.02)          (0.08)          (0.03)
                                                                  ---------       ---------       ---------       ---------
  Net earnings                                                    $    0.13       $    0.16       $    0.40       $    0.49
                                                                  =========       =========       =========       =========
Diluted earnings (loss) per share:
  Earnings from continuing operations                             $    0.14       $    0.18       $    0.48       $    0.52
  Discontinued operations, net of tax                                 (0.01)          (0.02)          (0.08)          (0.03)
                                                                  ---------       ---------       ---------       ---------
  Net earnings                                                    $    0.13       $    0.16       $    0.40       $    0.49
                                                                  =========       =========       =========       =========

  Weighted average shares used for basic per share data              36,663          36,435          36,603          36,277
  Effect of dilutive common stock options                               220             300             139             211
                                                                  ---------       ---------       ---------       ---------
  Weighted average shares used for dilutive per share data           36,883          36,735          36,742          36,488
                                                                  =========       =========       =========       =========



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
Central Parking Corporation Reports Fiscal 2005 Third Quarter Results
Page 4
Aug. 3, 2005



                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                          Consolidated Balance Sheets
                                  (Unaudited)


 Amounts in thousands
                                                                         JUNE 30,      SEPTEMBER 30,
                                                                           2005            2004
                                                                         ---------     -------------
 ASSETS
 Current assets:
   Cash and cash equivalents                                             $  27,585       $  27,628
   Management accounts receivable                                           54,442          43,776
   Accounts receivable - other                                              14,877          14,594
   Current portion of notes receivable                                       3,757           6,010
   Prepaid expenses                                                         13,131          13,045
   Assets held for sale                                                     39,306          23,724
   Refundable income taxes                                                   3,120           1,461
   Deferred income taxes                                                    11,119          11,177
                                                                         ---------       ---------
     Total current assets                                                  167,337         141,415

 Notes receivable, less current portion                                     39,175          41,940
 Property, equipment and leasehold improvements, net                       345,229         380,256
 Contract and lease rights, net                                             81,992          89,015
 Goodwill, net                                                             234,329         232,562
 Investment in and advances to partnerships and joint ventures               6,786           7,824
 Other assets                                                               37,037          36,616
                                                                         ---------       ---------
     Total Assets                                                        $ 911,885       $ 929,628
                                                                         =========       =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt and capital lease obligations       $   5,562       $  46,867
   Accounts payable                                                         76,373          82,224
   Accrued expenses                                                         52,414          46,807
   Management accounts payable                                              27,227          24,640
                                                                         ---------       ---------
     Total current liabilities                                             161,576         200,538

 Long-term debt and capital lease obligations, less current portion        161,206         159,188
 Subordinated debentures                                                    78,085          78,085
 Deferred rent                                                              22,490          24,450
 Deferred income taxes                                                      14,168          17,293
 Other liabilities                                                          21,009          14,977
                                                                         ---------       ---------
     Total liabilities                                                     458,534         494,531
                                                                         ---------       ---------


 Minority interest                                                             537              64

 Shareholders' equity:
   Common stock                                                                367             366
   Additional paid-in capital                                              251,184         249,452
   Accumulated other comprehensive income, net                               3,953             879
   Retained earnings                                                       198,015         185,041
   Other                                                                      (705)           (705)
                                                                         ---------       ---------
     Total shareholders' equity                                            452,814         435,033
                                                                         ---------       ---------
   Total Liabilities and Shareholders' Equity                            $ 911,885       $ 929,628
                                                                         =========       =========


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
Central Parking Reports Fiscal 2005 Third Quarter Results
Page 5
Aug. 3, 2005




                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


 Amounts in thousands
                                                                                        YTD JUNE 30,     YTD JUNE 30,
                                                                                           2005             2004
                                                                                        ------------     -----------
 Cash flows from operating activities:
      Net earnings                                                                        $  14,625       $ 17,898
      Loss from discontinued operations                                                       2,925            904
                                                                                          ---------       --------
      Earnings from continuing operations                                                    17,550         18,802
      Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities - continuing operations:
      Depreciation and amortization                                                          21,506         24,781
      Equity in partnership and joint venture earnings                                          545          2,389
      Distributions from partnerships and joint ventures                                      1,393          1,237
      Property-related gains, net                                                           (15,464)        (5,997)
      Deferred income taxes                                                                  (3,555)         4,346
      Minority interest, net of tax                                                           1,183          2,595
      Changes in operating assets and liabilities:
        Management accounts receivable                                                      (10,843)        (7,882)
        Accounts receivable - other                                                            (296)         6,098
        Prepaid expenses                                                                       (125)        (3,981)
        Other assets                                                                         (5,447)        (7,478)
        Accounts payable, accrued expenses and other liabilities                              5,493        (13,319)
        Management accounts payable                                                           2,565          3,443
        Deferred rent                                                                        (1,960)        (2,296)
        Refundable income taxes                                                              (1,658)         4,246
        Income taxes payable                                                                     51           --
                                                                                          ---------       --------
          Net cash provided by operating activities - continuing operations                  10,938         26,984
          Net cash (used) provided by operating activities - discontinued operations         (2,282)         1,689
                                                                                          ---------       --------
          Net cash provided by operating activities                                           8,656         28,673
                                                                                          ---------       --------

 Cash flows from investing activities:
      Proceeds from disposition of property and equipment                                    35,951         62,026
      Purchase of equipment and leasehold improvements                                       (8,921)       (10,442)
      Purchase of property                                                                     --           (1,725)
      Purchase of contracts and lease rights                                                   --           (4,530)
      Other investing activities                                                              3,921          4,248
                                                                                          ---------       --------
          Net cash provided by investing activities                                          30,951         49,577
                                                                                          ---------       --------

 Cash flows from financing activities:
      Dividends paid                                                                         (1,651)        (1,647)
      Net borrowings (repayments) under revolving credit agreement                           71,126        (59,000)
      Proceeds from issuance of notes payable, net of issuance costs                          9,728          1,864
      Principal repayments on long-term debt and capital lease obligations                 (120,195)       (21,382)
      Payment to minority interest partners                                                    (392)        (3,224)
      Proceeds from issuance of common stock and exercise of stock options                    1,733          2,904
                                                                                          ---------       --------
          Net cash used by financing activities                                             (39,651)       (80,485)
                                                                                          ---------       --------

 Foreign currency translation                                                                     1            651
                                                                                          ---------       --------
 Net decrease in cash and cash equivalents                                                      (43)        (1,584)
 Cash and cash equivalents at beginning of period                                            27,628         31,572
                                                                                          ---------       --------
 Cash and cash equivalents at end of period                                               $  27,585       $ 29,988
                                                                                          =========       ========


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
Central Parking Reports Fiscal 2005 Third Quarter Results
Page 6
Aug. 3, 2005


Key Financial Metrics
(Includes continuing and discontinued operations)
(In thousands)


                                   QTD Ended June 30,           YTD Ended June 30,
                                   2005          2004           2005           2004
                                 -------        -------        -------        -------
Net earnings                     $ 4,880        $ 5,968        $14,625        $17,898

Interest expense                   4,303          4,838         14,223         15,268

Income tax expense                 3,123          4,728          9,824         12,273

Depreciation/amortization          6,541          7,589         20,193         23,380

Minority interest                    475            778          1,268          2,435
                                 -------        -------        -------        -------
EBITDA                           $19,322        $23,901        $60,133        $71,254
                                 =======        =======        =======        =======


In addition to disclosing financial results prepared in accordance with U.S. generally accepted accounting principles, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/amortization and minority interest. The Securities and Exchange Commission ("SEC") adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company's definition of EBITDA may




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